                                                                    EXHIBIT 99.1

(DAVE AND BUSTER'S LOGO)


                                  NEWS RELEASE

                                                           For Immediate Release
                                                For further information contact:
                                               Investor Relations - 214-904-2288


                  DAVE & BUSTER'S, INC. REPORTS FOURTH QUARTER
                             AND FISCAL 2002 RESULTS


DALLAS (APRIL 8, 2003) Dave & Buster's, Inc. (NYSE:DAB), a leading operator of upscale restaurant/entertainment complexes, announced its results for the fourth quarter and for the fiscal year ended February 2, 2003.

Total revenues for the fiscal fourth quarter were $99.8 million, a 4.8 percent decrease compared to the $104.8 million in the same quarter of the prior fiscal year. Comparable store sales decreased 4.8 percent compared to the fourth quarter of the prior year. Both total revenues and comparable store sales continued to be adversely affected during the quarter by the challenging economic environment impacting the restaurant and entertainment industries. Operating income for the quarter was $6.7 million compared to $9.1 million in the same quarter of the prior year, a decrease of 26 percent. Net income for the quarter was $3.2 million, or $0.24 per diluted share compared to $4.7 million, or $0.36 per diluted share in prior year fourth quarter.

For the fiscal year ended February 2, 2003, total revenues were $373.8 million, a 4.4 percent increase over the $358.0 million for fiscal 2001. Same store sales declined 3.2 percent for the year. Operating income for the year was $15.2 million compared to $19.7 million in the prior fiscal year, a decrease of 22.6 percent. Operating income was affected by a one-time charge of $1.3 million, or $0.06 per diluted share, relating to the Company's proposed merger that was terminated on October 24, 2002. Prior to the cumulative effect of a change in an accounting principle, income for the year was $5.3 million, or $0.40 per diluted share compared to $7.6 million, or $0.58 per diluted share in the prior year. The Company applied the new standards of accounting for goodwill and other intangible assets during the first quarter of fiscal 2002, which resulted in a one-time charge of $7.1 million, or ($0.53) per diluted share. The cumulative effect of this change in accounting principle resulted in a net loss for the year of ($1.7 million), or ($0.13) per diluted share.

The Company amended its credit agreement effective as of February 2, 2003, to be in compliance with the required EBITDA covenant. EBITDA is generally used by bankers and investors to evaluate a company's ability to repay debt. In addition, the fixed charge covenant was amended for the remainder of the term of the agreement to give the Company more flexibility with regard to capital expenditures. The Company expects to be in compliance with the credit agreement covenants going forward.

"We generated more than $45 million of EBITDA for the year, enabling us to accomplish one of our major objectives, which was the significant reduction of our long-term debt," commented W. C. Hammett, CFO of Dave & Buster's. "Debt was reduced by $23 million this year, $17 million of which took place in the fourth quarter as we focused aggressively on this goal."

"Weak economic conditions and lack of consumer confidence have continued to affect our top line," stated Buster Corley, co-founder of Dave & Buster's. "We have taken definitive steps as a result of this business climate, including suspending our new store expansion, contracting our organization and undergoing a comprehensive analysis of our operations in order to increase our efficiency and cut our costs. We believe that these actions will help D&B's team manage the business in adverse conditions. We will continue to make efficiency and productivity two of our priorities in fiscal 2003."

"Even with the careful business management that Buster outlined, we have remained committed to providing a high level of guest experience," stated Dave Corriveau, co-founder. "Our goal is to achieve the optimum results from our 32 company-operated stores, while keeping Dave & Buster's a destination of choice for food and fun. To this end, we have undertaken a complete analysis of each of our facilities, including our Midway layout and game offerings. The enhancements we have planned during 2003 are designed to raise our guest experience to a new level."

The Company confirmed its previously announced fiscal year 2003 earnings per share guidance of $0.77 to $0.85. However, because of the continued uncertain economic conditions, including the current war with Iraq, the Company has, at this time, withdrawn any specific guidance for the individual 2003 quarterly results. For 2003, there will be two stores added to the comparable store base, bringing the total number of comparable stores to 28.

The Company will hold a conference call with management to discuss its results. The call will be held on Tuesday, April 8, at 4:15 p.m. local Dallas time. Interested parties may listen to the conference call over the Internet through Dave & Buster's website, www.daveandbusters.com. To listen to the live call, please access the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the website. The archived call will be available for two weeks.

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

FORWARD-LOOKING STATEMENTS

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such

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as "may," "will," "anticipates," "expects," "projects," "believes," "intends,"
"should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.

                                 (tables follow)

                              DAVE & BUSTER'S, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                             February 2, 2003   February 3, 2002
                                             ----------------   ----------------
ASSETS

Current assets
       Cash and cash equivalents             $          2,530   $          4,521
       Other current assets                            30,819             29,851
                                             ----------------   ----------------
              Total current assets                     33,349             34,372

Property and equipment, net                           249,451            265,398

Other assets                                            8,412              9,364
                                             ----------------   ----------------

                                             $        291,212   $        309,134
                                             ================   ================


LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                    $         37,580   $         38,850

Other long-term liabilities                            24,536             15,242

Long-term debt                                         59,494             84,896

Stockholders' equity
       Common Stock                                       132                131
       Paid in capital                                116,678            115,701
       Restricted stock awards                            608                382
       Retained earnings                               54,030             55,778
                                             ----------------   ----------------
                                                      171,448            171,992
       Less:Treasury stock                              1,846              1,846
                                             ----------------   ----------------
              Total stockholders' equity              169,602            170,146
                                             ----------------   ----------------

                                             $        291,212   $        309,134
                                             ================   ================

                              DAVE & BUSTER'S, INC.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)


                                                    13 Weeks Ended         13 Weeks Ended
                                                   February 2, 2003       February 3, 2002
                                                 --------------------   --------------------
Food and beverage revenues                       $ 54,033       54.1%   $ 55,033       52.5%
Amusement and other revenues                       45,777       45.9%     49,773       47.5%
                                                 --------               --------
        Total revenues                             99,810      100.0%    104,806      100.0%

Cost of sales                                      18,338       18.4%     19,435       18.5%
Operating payroll and benefits                     28,731       28.8%     31,271       29.8%
Other store operating expenses                     32,292       32.4%     31,554       30.1%
General and administrative                          5,976        6.0%      5,279        5.0%
Depreciation and amortization                       7,536        7.6%      7,378        7.0%
Preopening costs                                      230        0.2%        828        0.8%
                                                 --------               --------
        Total operating expenses                   93,103       93.3%     95,745       91.4%

Operating income                                    6,707        6.7%      9,061        8.6%
Interest expense, net                               1,887        1.9%      1,757        1.7%
                                                 --------               --------

Income before provision for income taxes            4,820        4.8%      7,304        7.0%
Provision for income taxes                          1,639        1.6%      2,644        2.5%
                                                 --------               --------

        Net income                               $  3,181        3.2%   $  4,660        4.4%
                                                 ========               ========

Net income per share:
        Basic                                    $   0.24               $   0.36
        Diluted                                  $   0.24               $   0.36

Weighted average shares outstanding:
        Basic                                      13,029                 12,957
        Diluted                                    13,219                 12,992

Other information:
        Company operated stores open                   32                     31

EBITDA (Earnings before interest, taxes,
depreciation and amortization:
        Total operating income                   $  6,707               $  9,061
        Add back depreciation and amortization      7,536                  7,378
                                                 --------               --------
        EBITDA                                   $ 14,243               $ 16,439


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                              DAVE & BUSTER'S, INC.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)


                                                    52 Weeks Ended        52 Weeks Ended
                                                   February 2, 2003      February 3, 2002
                                                 --------------------  --------------------
Food and beverage revenues                       $ 192,882      51.6%  $ 181,358      50.7%
Amusement and other revenues                       180,870      48.4%    176,651      49.3%
                                                 ---------             ---------
        Total revenues                           $ 373,752     100.0%    358,009     100.0%

Cost of sales                                       68,752      18.4%     66,939      18.7%
Operating payroll and benefits                     114,904      30.7%    110,478      30.9%
Other store operating expenses                     117,666      31.5%    106,971      29.9%
General and administrative                          25,640       6.9%     20,653       5.8%
Depreciation and amortization                       30,056       8.0%     28,693       8.0%
Preopening costs                                     1,488       0.4%      4,578       1.3%
                                                 ---------             ---------
        Total costs and expenses                   358,506      95.9%    338,312      94.5%

Operating income                                    15,246       4.1%     19,697       5.5%
Interest expense, net                                7,143       1.9%      7,820       2.2%
                                                 ---------             ---------

Income before provision for income taxes
         and cumulative effect of a change in
         an accounting principle                     8,103       2.2%     11,877       3.3%
Provision for income taxes                           2,755       0.7%      4,299       1.2%
                                                 ---------             ---------

Income before cumulative effect of a
         change in an accounting principle       $   5,348       1.4%  $   7,578       2.1%
Cumulative effective of a change in an
         accounting principle                       (7,096)      1.9%         --        --
                                                 ---------             ---------
         Net income (loss)                       $  (1,748)     (0.5)% $   7,578       2.1%
                                                 =========             =========

Net income (loss) per share - basic
         before cumulative effect of a change
         in an accounting principle              $    0.41             $    0.58
Cumulative effect of a change in
         an accounting principle                     (0.55)                   --
                                                 ---------             ---------
                                                 $   (0.14)            $    0.58

Net income (loss) per share - diluted
         before cumulative effect of a change
         in an accounting principle              $    0.40             $    0.58
Cumulative effect of a change in
         an accounting principle                     (0.53)                   --
                                                 ---------             ---------
                                                 $   (0.13)            $    0.58

Basic weighted average shares outstanding           12,997                12,956
Diluted weighted average shares outstanding         13,404                13,016
EBITDA (Earnings before interest, taxes,
depreciation and amortization):
        Operating Income                         $  15,246             $  19,697
        Add back depreciation and amortization      30,056                28,693
                                                 ---------             ---------
        EBITDA                                   $  45,302             $  48,390


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